UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 22, 2016 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 22, 2016, the Board of Directors of Heska Corporation (the “Company”) made the following appointments, each effective as of Thursday, September 28, 2016:

•
Jason Napolitano, age 48, was appointed to serve as the Company’s Chief Operating Officer, Chief Strategist and Secretary. In his role of Chief Strategist, Mr. Napolitano is to continue to focus on mergers and acquisitions, integration and equity investments. Mr. Napolitano was appointed as the Company’s Chief Operating Officer in October 2015 and previously served as the Company’s Chief Financial Officer and Executive Vice President since May 2002.

•
John McMahon, age 51, was appointed to serve as the Company’s Vice President, Chief Financial Officer, and will receive an annual base salary of $275,000 beginning October 1, 2016. Mr. McMahon previously served as the Company’s Vice President, Financial Operations & Controller since October 2015.

•
Nancy Wisnewski, Ph.D., age 53, was appointed to serve as the Company’s Executive Vice President, Diagnostic Operations and Product Development, and will receive an annual base salary of $300,000 beginning October 1, 2016. Dr. Wisnewski previously served as the Company’s Executive Vice President, Product Development and Customer Support since April 2011.

•
Steven Eyl, age 50, was appointed to serve as the Company’s Executive Vice President, Global Sales and Marketing, and will receive an annual base salary of $300,000 beginning October 1, 2016. Mr. Eyl previously served as the Company’s Executive Vice President, Commercial Operations since May 2013.

A brief description of the biographies for each executive officer that was appointed by the Company’s Board of Directors is set forth below.
Jason A. Napolitano was appointed as Chief Strategist in September 2016 and as Chief Operating Officer in October 2015. He previously served as Chief Financial Officer and Executive Vice President from May 2002 until September 2016. He was appointed as the Company’s Secretary in February 2009, having previously served as Secretary from May 2002 to December 2006. Prior to joining the Company formally, he was a financial consultant. From 1990 to 2001, Mr. Napolitano held various positions at Credit Suisse First Boston, an investment bank, including Vice President in health care investment banking and Director in mergers and acquisitions. He holds a B.S. degree from Yale University.
John McMahon, CPA, was appointed as Vice President, Chief Financial Officer in September 2016 and designated the Company's principal accounting officer in November 2015. He previously served as Vice President, Financial Operations & Controller from October 2015 to September 2016. From March 2014 to May 2015 he was employed by Pinnacle Ag Holdings, LLC as Vice President, Corporate Controller. Mr. McMahon previously worked as Vice

President, Corporate Controller for Advanced Energy Industries from 2008 to 2014 and for Danka Office Imaging from June 2005 to June 2008 as Senior Vice President, Corporate Controller. Mr. McMahon holds an MBA in Finance from California State University, East Bay and a BS in Communications from Kutztown University.
Nancy Wisnewski, Ph.D. was appointed Executive Vice President, Diagnostic Operations and Product Development in September 2016 and previously served as Executive Vice President, Product Development and Customer Support from April 2011 until September 2016. She served as Vice President, Product Development and Technical Customer Service from December 2006 to April 2011. From January 2006 to November 2006, Dr. Wisnewski was Vice President, Research and Development.  Dr. Wisnewski held various positions in the Company’s Research and Development organization between 1993 and 2005. She holds a Ph.D. in Parasitology/Biochemistry from the University of Notre Dame and a B.S. in Biology from Lafayette College.
Steven M. Eyl was appointed Executive Vice President, Global Sales and Marketing in September 2016 and previously served as the Company’s Executive Vice President, Commercial Operations from May 2013 until September 2016. Mr. Eyl was a principal of Eyl Business Services, a consulting firm, from January 2012 to May 2013. He was President of Sound Technologies, Inc. (“Sound”) from 2000 to 2011, including after Sound’s acquisition by VCA Antech, Inc. in 2004. Mr. Eyl has an extensive background in medical technology sales. He is a graduate of Indiana University.
There are no arrangements or understandings between Dr. Wisnewski and Messrs. Napolitano, McMahon and Eyl, on the one hand, and any other person, on the other hand, in connection with his or her appointment to his or her new position at the Company. Each of Dr. Wisnewski and Messrs. Napolitano, McMahon and Eyl does not have any family relationships with any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company. Except for the information disclosed the Company’s Definitive Proxy Statement on Schedule 14A under the title “Significant Relationships and Transactions with Directors, Officers or Principal Stockholders-Related Party Transactions”, which description is hereby incorporated by reference herein, there are no “related person” transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between any of Dr. Wisnewski and Messrs. Napolitano, McMahon and Eyl, on the one hand, and the Company, on the other hand.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: September 28, 2016	By: /s/ Jason A. Napolitano Jason A. Napolitano Chief Operating Officer, Chief Strategist and Secretary